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                                                                      EXHIBIT 21

              Principal Subsidiaries of Bell Atlantic Corporation
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Name                                                 State of Organization
----                                                 ---------------------
Bell Atlantic - Delaware, Inc.                       Delaware

Bell Atlantic - Maryland, Inc.                       Maryland

Bell Atlantic - New Jersey, Inc.                     New Jersey

Bell Atlantic - Pennsylvania, Inc.                   Pennsylvania

Bell Atlantic - Virginia, Inc.                       Virginia

Bell Atlantic - Washington, D.C., Inc.               New York

Bell Atlantic - West Virginia, Inc.                  West Virginia

New England Telephone and Telegraph Company          New York
  (d/b/a Bell Atlantic - New England)

New York Telephone Company                           New York
  (d/b/a Bell Atlantic - New York)

Cellco Partnership                                   Delaware
  (d/b/a Bell Atlantic Mobile)